EXHIBIT 99.1

28405 Van Dyke Avenue Warren, Michigan 48093 www.AssetAcceptance.com

Contact:
Noel R. Ryan III
Lambert, Edwards & Associates, Inc.
616-233-0500 / aacc@lambert-edwards.com
Asset Acceptance Capital Corp. Announces Preliminary
Fourth Quarter and Full Year 2007 Results; Waiver of Noncompliance with Loan Covenant as of
December 31, 2007; and Final Earnings Release Date
Warren, Mich., February 22, 2008 – Asset Acceptance Capital Corp. (NASDAQ: AACC), a leading purchaser and collector of charged-off consumer debt, today announced (1) preliminary fourth quarter and full year 2007 results; (2) the receipt of a waiver of noncompliance with a financial covenant under its credit agreement, dated June 5, 2007, with JPMorgan Chase Bank and other lenders; and (3) February 26, 2008 as the date to announce final earnings results for the fourth quarter and full year 2007.
Cash collections increased 10.1 percent to $89.1 million in the fourth quarter of 2007, compared to cash collections of $81.0 million in the fourth quarter of 2006. Total revenues increased 1.1 percent to $62.2 million for the fourth quarter of 2007 versus $61.5 million in the fourth quarter of 2006. The Company expects net impairment charges in the fourth quarter of 2007 to be $0.9 million. In the fourth quarter of 2007, Asset Acceptance invested $62.8 million to purchase charged-off consumer debt portfolios, net of buybacks, with a face value of $1.5 billion, representing a blended rate of 4.10 percent of face value. The Company expects to report net income in the fourth quarter 2007 of $4.0 million, or $0.13 per fully diluted share compared to net income of $9.8 million, or $0.28 per share in the prior year period. The Company increased borrowing under its revolving credit facility by $29.0 million from September 30, 2007 to $42.0 million as of December 31, 2007 in order to fund the investment in purchased receivables.
Asset Acceptance reported cash collections increased 8.9 percent to $371.2 million for the full year ended December 31, 2007, compared to cash collections of $340.9 million in 2006. Total revenues declined 2.7 percent to $248.0 million for 2007 versus $254.9 million in 2006. For the full year, the Company invested $172.4 million to purchase charged-off consumer debt portfolios, net of buybacks, with a face value of $5.3 billion, representing a blended rate of 3.27 percent of face value. The Company expects to report net income for the full year 2007 of $20.4 million, or $0.63 per fully diluted share compared to net income of $45.5 million, or $1.24 per share in the prior year.
Under its credit agreement, pursuant to which Asset Acceptance maintains a $100 million revolving credit facility and a $150 million term loan facility, one of the financial covenants requires a ratio of consolidated total liabilities to consolidated tangible net worth not greater than 3.0:1.0 through December 30, 2007 and 2.5:1.0 on or after December 31, 2007 through December 30, 2008. The Company recently determined that as of December 31, 2007, it was not in compliance with this financial covenant. At December 31, 2007, the ratio was 2.65:1.0, slightly higher than the permitted 2.5.

As of February 21, 2008, outstanding borrowings on the Company’s revolving credit facility and term loan facility were $25.0 million and $149.3 million, respectively.
During the fourth quarter 2007, Asset Acceptance opportunistically took advantage of what it believed to be a favorable debt purchasing environment. The increased level of purchasing funded by borrowings on the revolving credit facility, coupled with the step down in the ratio of consolidated total liabilities to tangible net worth at December 31, 2007 from 3.0:1.0 to 2.5:1.0, resulted in the Company not passing the total liabilities to tangible net worth covenant.
On February 21, 2008, the Company received a temporary waiver of noncompliance with the covenant through March 17, 2008, provided that the ratio of consolidated total liabilities to tangible net worth does not exceed 3.0:1.0 during this period.
Asset Acceptance, in coordination with JP Morgan Chase Bank, NA as the agent bank in its credit facility, anticipates obtaining an amendment to the credit agreement by March 17, 2008 which would modify the consolidated total liabilities to tangible net worth covenant by delaying the step-downs in ratio by one year. While the Company is optimistic that a sufficient number of lenders will approve the proposed amendment to reach the required approval, there can be no assurance that the Company will be able to negotiate an amendment on terms acceptable to the Company. The failure to receive this amendment could have a material and adverse effect on Asset Acceptance.
Earnings Announcement and Conference Call
Asset Acceptance Capital Corp. expects to release final results for its fourth quarter and year ended December 31, 2007 on Tuesday, February 26, 2008. The Company will also hold a conference call on February 26, 2008 at 10:00 a.m. to discuss the fourth quarter and year-end 2007 results. To listen, please go to the investor section of the Company’s website at www.AssetAcceptance.com. A replay of this Web cast will be available until February 26, 2009.
Participation in the question-and-answer session will be limited to institutional investors and analysts.
About Asset Acceptance Capital Corp.
For more than 40 years, Asset Acceptance has provided credit originators, such as credit card issuers, consumer finance companies, retail merchants, utilities and others an efficient alternative in recovering defaulted consumer debt. For more information, please visit www.AssetAcceptance.com.
Asset Acceptance Capital Corp. Safe Harbor Statement
This press release contains certain statements, including the Company’s plans and expectations regarding its operating strategies, charged-off receivables and costs, and expectation of obtaining an amendment to the Company’s credit agreement, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect the Company’s views, expectations and beliefs at the time such statements were made with respect to such matters, as well as the

Company’s future plans, objectives, events, portfolio purchases and pricing, collections and financial results such as revenues, expenses, income, earnings per share, capital expenditures, operating margins, financial position, expected results of operations and other financial items. Forward-looking statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions (“Risk Factors”) that make the timing, extent, likelihood and degree of occurrence of these matters difficult to predict. Words such as “anticipates,” “believes,” “estimates,” “expects,” “intends,” “should,” “could,” “will,” variations of such words and similar expressions are intended to identify forward-looking statements. There are a number of factors, many of which are beyond the Company’s control, which could cause actual results and outcomes to differ materially from those described in the forward-looking statements. Risk Factors include, among others: ability to purchase charged-off consumer receivables at appropriate prices, ability to continue to acquire charged-off receivables in sufficient amounts to operate efficiently and profitably, employee turnover, ability to compete in the marketplace, acquiring charged-off receivables in industries that the Company has little or no experience, integration and operations of newly acquired businesses, and the ability to achieve anticipated cost savings from office closings without the disruption of collections associated with the closing of these offices. These Risk Factors also include, among others, the Risk Factors discussed under “Item 1A Risk Factors” in the Company’s most recently filed Annual Report on Form 10-K and other SEC filings, in each case under a section titled “Risk Factors” or similar headings and those discussions regarding risk factors as well as the discussion of forward-looking statements in such sections are incorporated herein by reference. Other Risk Factors exist, and new Risk Factors emerge from time to time that may cause actual results to differ materially from those contained in any forward-looking statements. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. Furthermore, the Company expressly disclaims any obligation to update, amend or clarify forward-looking statements.